Sub-Item 77C


               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
                          GOVERNMENT & AGENCY PORTFOLIO
                        GOVERNMENT TAXADVANTAGE PORTFOLIO
                             LIQUID ASSETS PORTFOLIO
                              STIC PRIME PORTFOLIO
                               TREASURY PORTFOLIO

Special Meetings ("Meetings") of Shareholders of Government & Agency Portfolio, Government TaxAdvantage Portfolio, Liquid Assets Portfolio, STIC Prime Portfolio, and Treasury Portfolio, all investment portfolios of Short-Term Investments Trust, a Delaware statutory trust ("Trust"), were held on February 29, 2008 with respect to STIC Prime Portfolio. All other proposals were adjourned until March 28, 2008 . The Meeting on February 29, 2008 was held for the following purpose:

(1) Approve a new sub-advisory agreement between Invesco Aim Advisors, Inc. and each of AIM Funds Management, Inc.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Global Asset Management (N.A.), Inc.; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.


                                                                                      Votes           Withheld/          Broker
Matter                                                             Votes For         Against         Abstentions        Non-Votes
------                                                             ---------         -------         -----------        ---------

(1)     Approve a new sub-advisory  agreement between Invesco
        Aim Advisors, Inc. and each of AIM Funds Management,
        Inc.; Invesco Asset Management Deutschland, GmbH;
        Invesco Asset Management  Limited; Invesco Asset
        Management (Japan) Limited; Invesco Australia
        Limited; Invesco Global  Asset Management (N.A.),
        Inc.; Invesco Hong Kong Limited; Invesco
        Institutional N.A.), Inc.; and Invesco Senior
        Secured Management, Inc............................... 2,854,808,189         15,153,566      112,286,738       638,371,865

The Meetings were adjourned until March 28, 2008, with respect to the following proposals:

(1) Elect 13 trustees to the Board of Trustees of the Trust, each of whom will serve until his or her successor is elected and qualified.

(2) Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit the Board of Trustees of the Trust to terminate the Trust, the Fund, and each other series portfolio of the Trust, or a share class without a shareholder vote.

(3) Approve a new sub-advisory agreement between Invesco Aim Advisors, Inc. and each of AIM Funds Management, Inc.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Global Asset Management (N.A.), Inc.; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

The results of the voting on the above matters were as follows:

                                                                                     Withheld/
Matters                                                          Votes For        Abstentions**
-------                                                          ---------        -----------
(1)*   Bob R. Baker........................24,709,749,848                          217,789,626
       Frank S. Bayley.....................24,710,223,963                          217,315,511
       James T. Bunch......................24,704,560,484                          222,978,990
       Bruce L. Crockett...................24,704,948,116                          222,591,358
       Albert R. Dowden....................24,658,584,276                          268,955,198
       Jack M. Fields......................24,711,065,811                          216,473,663
       Martin L. Flanagan..................24,711,125,717                          216,413,757
       PersonNameCarl Frischling...........24,710,125,540                          217,413,934
       PersonNamePrema Mathai-Davis........24,711,510,232                          216,029,242
       Lewis F. Pennock....................24,704,557,491                          222,981,983
       PersonNameLarry Soll, Ph.D..........24,698,978,636                          228,560,838
       Raymond Stickel, Jr. ...............24,704,201,178                          223,338,296
       Philip A. Taylor....................24,709,763,910                          217,775,564



CAPTION>
                                                                                        Votes        Withheld/          Broker
                                                                   Votes For           Against      Abstentions        Non-Votes
                                                                   ---------           -------      -----------        ---------

(2)*   Approve an  amendment to the Trust's Agreement and
       Declaration of Trust that would  permit the Board of
       Trustees of the Trust to terminate the Trust, the
       Fund, and each other series  portfolio of the Trust,
       or a share class without a shareholder vote............     14,139,990,767   6,334,523,846     499,856,375      3,953,168,486
(3)    Approve a new sub-advisory agreement  between Invesco
       Aim Advisors, Inc. and each of AIM Funds  Management,
       Inc.; Invesco  Asset  Management  Deutschland,  GmbH;
       Invesco  Asset  Management Limited; Invesco Asset
       Management (Japan) Limited; Invesco Australia
       Limited; Invesco  Global  Asset  Management  (N.A.),
       Inc.; Invesco Hong Kong Limited; Invesco
       Institutional (N.A.), Inc.; and Invesco Senior
       Secured Management, Inc.
       Government & Agency Portfolio................................1,803,721,458       41,274,627    117,651,206       199,368,309
       Government TaxAdvantage Portfolio..............................465,286,759        3,044,447     13,040,750        11,210,590
       Liquid Assets Portfolio.....................................11,844,404,770       33,842,451    645,221,613       625,425,078
       Treasury Portfolio...........................................5,318,656,845       11,972,261    468,396,162       422,024,414

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on December 28, 2007 with the SEC under Accession number 0000950134-07-026300.

--------------------
* Proposals 1 and 2 required approval by a combined vote of all of the portfolios of Short-Term Investments Trust.
** Includes Broker Non-Votes.